Exhibit 99.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-201417) and Form S-8 (No. 333-164292 and No. 333-174356) of CIT Group Inc. of our report dated March 4, 2016, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in the composition of reportable segments discussed in Note 25, as to which the date is September 26, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in CIT Group Inc.’s Current Report on Form 8-K dated September 26, 2016.

/s/ PricewaterhouseCoopers LLP

New York, NY

September 26, 2016